UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43445 Business Park Drive, Suite 103

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 699-6991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 13, 2007, Board of Directors (the “Board”) of Outdoor Channel Holdings, Inc. (the “Company”) approved a new compensation plan for the Company’s non-employee independent directors.

The cash compensation payable to each non-employee independent director will remain the same as follows: an annual retainer of $24,000 for service on the Board, $1,000 for each meeting of the Board and $500 for each Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee or non-employee directors meeting attended by the director. In addition, the Chair of the Audit Committee is to receive an annual retainer of $7,500 for serving in that capacity and the Chair of the Compensation Committee is to receive an annual retainer of $2,500 for serving in that capacity.

Each non-employee independent director will be entitled to receive a grant of restricted stock with an aggregate value of $300,000.  These shares will vest in equal annual installments over three (3) years provided that the director continues to serve on the Board.  The restricted stock subject to the grant will fully vest upon a change in control.

Pursuant to this plan, the Company’s new non-employee independent directors, Ajit M. Dalvi, David D. Kinley and Michael L. Pandzik, each received a grant of 29,673 shares of the Company’s common stock vesting as follows: (i) 9,891 shares shall vest on the earlier of (a) June 13, 2008 or (b) the day before the annual stockholder meeting of Outdoor Channel Holdings, Inc. in 2008; (ii) 9,891 shares shall vest on the earlier of (a) June 13, 2009 or (b) the day before the annual stockholder meeting of Outdoor Channel Holdings, Inc. in 2009; and (iii) 9,891 shares shall vest on the earlier of (a) June 13, 2010 or (b) the day before the annual stockholder meeting of Outdoor Channel Holdings, Inc. in 2010. Notwithstanding the foregoing, upon a change in control, the vesting of all shares subject to the grant shall accelerate 100%.

Prior to the approval by the Board of the new compensation, David Merritt and T. Bahnson Stanley had each received a grant of restricted stock equal to $40,000.  Specifically, on December 27, 2006, Mr. Merritt received a grant of 3,127 shares of the Company’s common stock fully vesting on December 27, 2007.  On January 17, 2007, Mr. Stanley received a grant of 3,035 shares of the Company’s common stock fully vesting on January 17, 2008. Therefore, as a result of the adoption of the new compensation plan, the Board granted Messrs. Merritt and Stanley each an additional 25,717 shares of the Company’s common stock vesting as follows: :(i) 5,935 shares shall vest on the earlier of (a) June 13, 2008 or (b) the day before the annual stockholder meeting of Outdoor Channel Holdings, Inc. in 2008; (ii) 9,891 shares shall vest on the earlier of (a) June 13, 2009 or (b) the day before the annual stockholder meeting of Outdoor Channel Holdings, Inc. in 2009; and (iii) 9,891 shares shall vest on the earlier of (a) June 13, 2010 or (b) the day before the annual stockholder meeting of Outdoor Channel Holdings, Inc. in 2010. Notwithstanding the foregoing, upon a change in control, the vesting of all shares subject to the grant shall accelerate 100%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

	By:	/s/ Thomas E. Hornish
Thomas E. Hornish
COO and General Counsel

Date: June 19, 2007